     Filed with the Securities and Exchange Commission on February 6, 2001
                                                  Registration No. 333-53854
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                          --------------------------

                              Amendment No. 1 to
                                  Form S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________
                            STATE STREET CORPORATION
            (Exact name of registrant as specified in its charter)

       Massachusetts                                             04-2456637
 (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                              225 Franklin Street
                         Boston, Massachusetts  02110
                                (617) 786-3000
         (Address, of principal executive offices, including zip code)


                       Maureen Scannell Bateman, Esquire
                 Executive Vice President and General Counsel
                           State Street Corporation
                              225 Franklin Street
                         Boston, Massachusetts   02110
                                (617) 786-3000
             (Name and address, including zip code, and telephone
              number, including area code, of agent for service)
              --------------------------------------------------

                 Please send copies of all communications to:
                            Mark V. Nuccio, Esquire
                                  Ropes & Gray
                            One International Place
                          Boston, Massachusetts 02110
                                 (617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement under the earlier effective registration statement for the same offering.[_]

If this form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[_]



Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is prohibited.                +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++


PROSPECTUS                                                 Subject to Completion
                                                                February 6, 2001



                           State Street Corporation


                                 Common Stock
                               1,200,000 Shares

                              __________________



     Certain persons who will receive shares of our common stock in connection with our acquisition of Bel Air Advisors LLC and Bel Air Securities LLC are offering and selling up to 1,200,000 shares of common stock under this prospectus. We will not receive any proceeds from the sale of common stock by these selling stockholders.

     Our common stock is listed on the New York Stock Exchange with the ticker symbol "STT". On February 5, 2001, the closing price of one share of our common stock on the New York Stock Exchange was $112.57.


     Certain information relating to selling stockholders and, if necessary, the terms of sales of common stock offered by those selling stockholders, in respect of which this prospectus is delivered may be set forth in accompanying prospectus supplements.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.



                              __________________

             The date of this Prospectus is       , 2001.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Where You Can Find More Information........................................ 2
Forward-Looking Statements................................................. 4
State Street Corporation................................................... 5
Use of Proceeds............................................................ 5
Description of Common Stock................................................ 5
Selling Stockholders....................................................... 6
Plan of Distribution....................................................... 7
Validity of Common Stock................................................... 9
Experts.................................................................... 9

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement under the Securities Act of 1933 that registers the offer and sale of the securities offered by this prospectus. The registration statement, including the attached exhibits and schedules, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

                            Public Reference Room
                            450 Fifth Street, N.W.
                                   Room 1024
                            Washington, D.C. 20549

                           Northeast Regional Office
                             7 World Trade Center
                                  Suite 1300
                           New York, New York 10048

                            Midwest Regional Office
                            500 West Madison Street
                                  Suite 1400
                         Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

     The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The SEC allows us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

     This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC that contain important information about us and our financial condition:

          1. Our Annual Report on Form 10-K for the year ended December 31, 1999, as filed with the SEC on March 30, 2000;

          2. Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2000, June 30, 2000, and September 30, 2000, as filed with the SEC on May 15, 2000, August 11, 2000, and November 13, 2000, respectively;


          3. Our Current Reports on Form 8-K as filed with the SEC on January 7, 2000, December 8, 2000, January 17, 2001 and February 6, 2001.

     In addition to the documents listed above, we incorporate by reference any additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of the filing and the last day the selling stockholders sell our common stock. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

     You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC's Internet world wide web site address. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

                              Investor Relations
                           State Street Corporation
                              225 Franklin Street
                          Boston, Massachusetts 02110
                                (617) 664-3477

     We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, the information and representations contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of that sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                          FORWARD-LOOKING STATEMENTS

     This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, without limitation, statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including:

     . future revenue may increase or decrease depending upon the extent of increases or decreases in cross-border investments made by customers or future customers;

     . changes in the savings rate of individuals that are invested in mutual funds or in defined contribution plans affect our revenues;

     . fluctuations in worldwide securities market valuations may affect our revenues;

     . changes in markets served, including the growth rate of U.S. mutual funds, the pace of debt issuance, outsourcing decisions, and mergers, acquisitions and consolidations among customers and competitors may affect our revenues;

     . global and regional economic factors and changes or potential changes in laws and regulations affecting our business, including volatile currencies and changes in monetary policy, and social and political instability, could affect results of operations;

     . market interest rate levels, the shape of the yield curve and the direction of interest rate changes affect net interest revenue and fiduciary compensation from securities lending;

     . the degree of volatility in foreign exchange rates may affect the amount of foreign exchange trading revenue;

     . the pace of pension reform and resulting programs including public and private pension schemes may affect the pace of revenue growth;

     . future prices that we are able to obtain for our products may increase or decrease from current levels depending upon demand, our competitors' activities and the introduction of new products into the marketplace;

     . the pace at which existing and new customers use additional services and assign additional assets to us for management or custody will affect future results;

     . changes in business mix, including the mix of U.S. and non-U.S. business, may affect future results;

     .    consolidations among clients and competitors;

     . our ability to successfully assimilate the services, technologies, key personnel and businesses of companies we acquire into our business and service offerings;

     . our ability to successfully address and adapt to regulatory and legislative changes;

     . technological change may be more difficult or expensive than anticipated; and

     .    changes may occur in securities markets.

     Each of these factors listed above, and others, are also discussed from time to time in our other filings with the Securities and Exchange Commission.

                           STATE STREET CORPORATION

     We are a financial holding company organized under the laws of the Commonwealth of Massachusetts and are one of the world's leading specialists in
serving institutional investors.   We provide a full range of products and
services for portfolios of investment assets. We were organized in 1970 and conduct our business principally through our subsidiary, State Street Bank and Trust Company, "State Street Bank," which traces its beginnings to the founding of Union Bank in 1792. The charter under which State Street Bank now operates was authorized by a special act of the Massachusetts Legislature in 1891, and its present name was adopted in 1960. Our executive offices are located at 225 Franklin Street, Boston, Massachusetts 02110, and our telephone number is (617) 786-3000.
                                USE OF PROCEEDS

     The sale of the common stock offered hereby is for the account of the selling stockholders. Accordingly, we will not receive any of the proceeds from the sale by the selling stockholders of the common stock.

                          DESCRIPTION OF COMMON STOCK

     General

     We have 250,000,000 shares of common stock, $1.00 par value per share, authorized, of which 161,710,551 shares were outstanding as of December 31, 2000. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and preferences of preferred stock, and any other class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata share of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on our outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods. Our preferred stock has, or upon issuance will have, preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also has such other preferences as may be fixed by our board of directors. Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power except as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may hereafter authorize. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights. The affirmative vote of not less than 80% of our outstanding voting stock, voting separately as a class, is required for certain business combinations between us and/or our subsidiaries and persons owning 10% or more of our voting stock. Our common stock is listed on the New York Stock Exchange, and trades under the symbol, "STT". Outstanding shares of our common stock are validly issued, fully paid and non-assessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

     Shareholders' Rights Plan

     In 1988, State Street declared a dividend of one preferred share purchase right for each outstanding share of common stock pursuant to a shareholders' Rights Agreement. On June 18, 1998, State Street adopted an amendment to the Rights Agreement and has restated the Rights Agreement. Under the Amended and Restated Rights Agreement, a right may be exercised, under certain conditions, to purchase one four-hundredths share of a series of participating preferred stock at an exercise price of $265, subject to adjustment. The rights become exercisable if a party acquires or obtains the right to acquire 10% or more of State Street's common stock or after commencement or public announcement of an offer for 10% or more of State Street's common stock. When exercisable, under certain conditions, each right also entitles the holder thereof to purchase shares of common stock, of either State Street or of the acquiror, having a market value of two times the then current exercise price of that right. The rights expire in September 2008, and may be redeemed at a price of $.0025 per right at any time prior to expiration or the acquisition of 10% of State Street's common stock. Under certain circumstances, the rights may be redeemed after they become exercisable and may be subject to automatic redemption.

     Transfer Agent and Registrar

     The transfer agent and registrar for our common stock is Equiserve Limited Partnership, an affiliate of State Street.

     Restrictions on Ownership

     The Bank Holding Company Act requires any "bank holding company," as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a "controlling influence" over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

                             SELLING STOCKHOLDERS

     Pursuant to a purchase agreement dated as of December 7, 2001, State Street agreed to acquire 75% of the ownership interests of Bel Air Investment Advisors LLC and 100% of the ownership interests of Bel Air Securities LLC, for an aggregate purchase price of approximately $217 million. The purchase price will be paid to the former owners of Bel Air (the "selling stockholders") half in cash and half in shares of our common stock. The total number of shares of State Street common stock to be issued to the selling stockholders will be determined by dividing $108.5 million by an average of the high and low trade prices of State Street common stock for a certain number of days prior to the closing of the transaction. In accordance with the terms of the purchase agreement relating to the acquisition, we agreed to register for resale the shares issued to the selling stockholders.

     The following table sets forth (i) the name of certain selling stockholders, (ii) the amount of common stock owned by each selling stockholder as of the most recent date for which State Street obtained such information from the selling stockholder, and (iii) the number of shares of common stock which may be offered for the account of such selling stockholder under the prospectus. The address for each of the selling stockholders named below in 1999 Avenue of the Stars, Suite 2800, Los Angeles, California 90067. The information contained in the table below assumes the consummation of the acquisition of Bel Air Investment Advisors and Bel Air Securities on February 7, 2001 and may be modified in future supplements to this prospectus.


Name of Selling                     Shares                 Shares
Stockholder                         Owned                  Offered Hereby
---------------                     ------                 --------------

Morgan Family Trust                 419,823                419,823
 dated 5/30/95(1)

Halladay Family Trust               283,745                283,745
 dated 6/29/95(2)

Feiler Trust                        155,228                155,228
 dated 2/2/01(3)

Darell Krasnoff Trust               114,753                114,753
 dated 3/19/99(4)

1999 Thomas Sachs Morgan             28,223                 28,223
 Revocable Trust dated 11/1/99(5)

DKBA, Inc.(6)                         6,202                  6,202
                                  ---------              ---------
                                  1,007,974              1,007,974


-----------
(1) Voting and investment control are shared by Todd M. Morgan and Cheri E. Morgan, as trustees.
(2) Voting and investment control are shared by Reed E. Halladay and Christine A.S. Halladay, as trustees.
(3) Voting and investment control are shared by William R. Feiler and Cecelia F. Feiler, as trustees.
(4) Darell L. Krasnoff, as trustee, has sole voting and investment control over the Darell Krasnoff Trust.
(5) Thomas S. Morgan, as trustee, has sole voting and investment control over the 1999 Thomas Sachs Morgan Revocable Trust.
(6) Darell L. Krasnoff, as sole shareholder, has sole voting and investment control over DKBA, Inc.

     Because the selling stockholders may offer all or some portion of the shares of common stock they presently hold, no estimate can be given as to the amount or percentage of shares of common stock that will be held by the selling stockholders upon termination of any such sales. In addition, the selling stockholders identified above may have sold, transferred or otherwise disposed of all or a portion of their shares of common stock since the date on which they provided the information regarding their shares of common stock, in transactions exempt from the registration requirements of the Securities Act. One or more of the selling stockholders may transfer their shares after the date of this prospectus, including to a beneficiary of the trust or otherwise. State Street will include these transferees as selling stockholders in a prospectus supplement if the transferees wish to use this prospectus to re-offer the shares. The selling stockholders may sell all, part or none of the shares of common stock listed above.

     State Street may from time to time include additional selling stockholders and information about such selling stockholders' plans of distribution in future supplements to the prospectus. Such supplements would include the name and number of shares beneficially owned by the selling stockholder intending to sell such common stock and the number of shares to be offered. Any prospectus supplement would also disclose whether any selling stockholder selling in connection with such prospectus supplement has held any position or office with, been employed by or otherwise has had a material relationship with, State Street or any of its affiliates during the three years prior to the date of the prospectus supplement.

                             PLAN OF DISTRIBUTION

     We will not receive any of the proceeds of the sale of the common stock offered by this prospectus. The common stock may be sold from time to time to purchasers:

     .    directly by the selling stockholders; or

     . through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the common stock.

     If the common stock is sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent's commissions.

     The common stock may be sold in one or more transactions at:

     .    fixed prices, which may change from time to time;

     .    prevailing market prices at the time of sale;

     .    varying prices determined at the time of sale; or

     .    negotiated prices.

     These sales may be effected in transactions:

     . on any national securities exchange or quotation service on which our common stock may be listed or quoted at the time of the sale, including the New York Stock Exchange;

     . in transactions other than on such exchanges or services or in the over-the-counter market;

     . through the writing or purchase of non-traded and exchange-traded options;

     .    by pledge to secure debts and other obligations;

     .    in hedge transactions and in settlement of other transactions; or

     .    in a combination of any of the above transactions.

     In connection with sales of the common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers. These broker-dealers may in turn engage in short sales of the common stock in the course of hedging their positions. The selling stockholders may also sell the common stock short and deliver common stock to close out short positions, or loan or pledge common stock to broker-dealers that in turn may sell the common
stock.   In addition, these transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

     The selling stockholders and any brokers, dealers, agents or underwriters that participate with the selling stockholders in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any commissions received by such broker-dealers, agents or underwriters and any profit on the resale of the common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     There can be no assurance that the selling stockholders will sell any or all of the common stock pursuant to this prospectus. In addition, any common stock covered by this prospectus that qualifies for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

     State Street has agreed to indemnify the selling stockholders against certain liabilities under the securities laws.

                            VALIDITY OF COMMON STOCK


     For the purposes of this offering, Ropes & Gray, Boston, Massachusetts, is giving its opinion on the validity of the shares. Truman S. Casner, a director of State Street, is a partner of Ropes & Gray. Mr. Casner owns beneficially a total of 18,125 shares of common stock. Ropes & Gray performs legal services for State Street from time to time.

                                    EXPERTS

     The consolidated financial statements of State Street Corporation incorporated by reference in State Street Corporation's Annual Report (Form 10-K) for the year ended December 31, 1999, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended March 31, 2000 and March 31, 1999, the six-month periods ended June 30, 2000 and June 30, 1999, and the nine-month periods ended September 30, 2000 and September 30, 1999, incorporated by reference in this prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports, included in State Street Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000, and September 30, 2000, and incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act of 1933 (the "Act") for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Act.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.   Other Expenses of Distribution

     SEC registration fee*....................$ 33,855.00
     Legal fees and expenses..................$ 45,000.00
     Accounting fees and expenses.............$ 10,000.00
     Miscellaneous............................$ 11,145.00
                                              -----------
          Total Expenses......................$100,000.00

________________________
* All amounts except the SEC registration fee are estimated.


Item 15.  Indemnification of Directors and Officers

      Section 67 of Chapter 156B of the General Laws of Massachusetts provides that to the extent specified in or authorized by:

   .   the articles of organization;

   .   a by-law adopted by shareholders; or

   . a vote adopted by the holders of the majority of shares of stock entitled to vote on the election of directors,

a corporation can indemnify directors, officers, employees and other agents of the corporation (and persons who serve at its request as directors, officers, employees and other agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan). This indemnification does not apply to any matter as to which such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that the action was in the best interest of the corporation.

       The Articles of Organization of State Street (Article 6) provide the following:

             The corporation shall to the fullest extent legally permissible indemnify each person who is or was a director, employee or other agent of the corporation and each person who is or was serving at the request of the corporation as a director, trustee, officer, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against all liabilities, costs and expenses, including but not limited to amounts paid in satisfaction of judgments, in settlement or as fines and penalties, and counsel fees and disbursements, reasonably incurred by him in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding, whether civil, criminal, administrative or investigative, before any court or administrative or legislative or investigative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of his being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in any such capacity, except with respect to any matter as to which he shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall not have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of such other organization shall be deemed so to have acted in good faith with respect to the corporation) or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. Expenses, including but not limited to counsel fees and disbursements, so incurred by any such person in defending any such action, suit or proceeding, shall be paid from time to time by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the person indemnified to repay the amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized hereunder.

             If, in an action, suit or proceeding brought by or in the name of the corporation, a director of the corporation is held not liable for monetary damages, whether because that director is relieved of personal liability under the provisions of this Article Six of the Articles of Organization, or otherwise, that director shall be deemed to have met the standard of conduct set forth above and to be entitled to indemnification for expenses reasonably incurred in the defense of such action, suit or proceeding.

             As to any matter disposed of by settlement by any such person, pursuant to a consent decree or otherwise, no such indemnification either for the amount of such settlement or for any other expenses shall be provided unless such settlement shall be approved as in the best interests of the corporation, after notice that it involves such indemnification, (a) by vote of a majority of the disinterested directors then in office (even though the disinterested directors be less than a quorum), or (b) by any disinterested person or persons to whom the question may be referred by vote of a majority of such disinterested directors, or (c) by vote of the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested person, or (d) by any disinterested person or persons to whom the question may be referred by vote of the holders of a majority of such stock. No such approval shall prevent the recovery from any such director, officer, employee, agent or trustee of any amounts paid to him or on his behalf as indemnification in accordance with the preceding sentence if such person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the corporation.

             The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director, officer, employee, agent or trustee may be entitled or which may lawfully be granted to him. As used herein, the terms "director," "officer," "employee," "agent" and "trustee" include their respective executors, administrators and other legal representatives, an "interested" person is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending or threatened, and a "disinterested" person is a person against whom no such action, suit or other proceeding is then or had been pending or threatened.

             By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board of directors may from time to time deem appropriate, on behalf of any person who is or was a director, officer, trustee, employee or other agent of the corporation, or is or was serving at the requests of the corporation as a director, officer, trustee, employee or other agent of another corporation or of any partnership, joint venture, trust, employee benefit plan or other enterprise or organization against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

             A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided, however, that this paragraph of Article Six shall not eliminate the liability of a director to the extent such liability is imposed by applicable law (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for paying a dividend, approving a stock repurchase or making loans which are illegal under certain provisions of Massachusetts law, as the same exists or hereafter may be amended. If Massachusetts law is hereafter amended to authorize the further limitation of the legal liability of the directors of this corporation, the liability of the directors shall then be deemed to be limited to the fullest extent then permitted by Massachusetts law as so amended. Any repeal or modification of this paragraph of this Article Six which may hereafter be effected by the stockholders of this corporation shall be prospective only, and shall not adversely affect any limitation on the liability of a director for acts or omissions prior to such repeal or modification.

       In addition, State Street maintains a directors' and officers' liability insurance policy.

Item 16.  Exhibits

          Title of Exhibit
          ----------------

4.1 Restated Articles of Organization, as amended (as filed with the Securities and Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated by reference)

4.2 By-laws, as amended (as filed with the Securities and Exchange Commission as Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference)

4.3 The description of Registrant common stock is included in Registrant's Registration Statement on Form 10, (as filed with the Securities and Exchange Commission on September 3, 1970 and amended as filed with the Securities and Exchange Commission on May 12, 1971 and incorporated by reference)

4.4 Amended and Restated Rights Agreement dated as of June 18, 1998 between Registrant and BankBoston, N.A., Rights Agent (as filed with the Securities and Exchange Commission as Exhibit 99.1 to Registrant's Current Report on Form 8-K dated June 18, 1998 and incorporated by reference)


5.1 Opinion of Ropes & Gray to State Street Corporation as to the legality of the common stock *

15.1      Letter of Ernst & Young LLP dated February 5, 2001.

23.1      Consent of Ernst & Young LLP

23.2      Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1)

24.1      Power of Attorney (included as part of signature page filed herewith)

_______________
* Previously filed.

Item 17.    Undertakings

       Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       The undersigned registrant hereby also undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                   c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 of
              Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

              (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

              (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                       SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 6th day of February, 2001.

                           STATE STREET CORPORATION


                           By: /s/ Frederick P. Baughman
                              ----------------------------------
                           Frederick P. Baughman
                           Senior Vice President, Corporate Controller and Chief Accounting Officer

         Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                Title                                             Date
          ---------                -----                                             ----
          *                   Chairman and Chief Executive                      February 6, 2001
---------------------------
David A. Spina                Officer (Principal Executive Officer)


          *                   Executive Vice President, Chief                   February 6, 2001
---------------------------
Ronald L. O'Kelley            Financial Officer and Treasurer
                              (Principal Financial Officer)


          *                   Senior Vice President, Corporate                  February 6, 2001
---------------------------
Frederick P. Baughman         Controller and Chief Accounting
                              Officer (Principal Accounting Officer)


          *                   Director                                          February 6, 2001
---------------------------
Tenley E. Albright, M.D.


          *                   Director                                          February 6, 2001
---------------------------
I. MacAllister Booth


          *                   Director                                          February 6, 2001
---------------------------
James I. Cash, Jr.

          Signature                Title                                             Date
          ---------                -----                                             ----
          *                   Director                                          February 6, 2001
---------------------------
Truman S. Casner


                              Director                                          February 6, 2001
---------------------------
Nader F. Darehshori


          *                   Director                                          February 6, 2001
---------------------------
Arthur L. Goldstein


          *                   Director                                          February 6, 2001
---------------------------
David P. Gruber


          *                   Director                                          February 6, 2001
---------------------------
John M. Kucharski


          *                   Director                                          February 6, 2001
---------------------------
Charles R. LaMantia


          *                   Director                                          February 6, 2001
---------------------------
Ronald E. Logue


          *                   Director                                          February 6, 2001
---------------------------
Nicholas A. Lopardo


          *                   Director                                          February 6, 2001
---------------------------
Dennis J. Picard


          *                   Director                                          February 6, 2001
---------------------------
Alfred Poe


                              Director                                          February 6, 2001
---------------------------
Bernard W. Reznicek


          *                   Director                                          February 6, 2001
---------------------------
Richard P. Sergel

          Signature                Title                                             Date
          ---------                -----                                             ----
          *                   Director                                          February 6, 2001
---------------------------
Diana Chapman Walsh


          *                   Director                                          February 6, 2001
---------------------------
Robert E. Wiessman


                              Director                                          February 6, 2001
---------------------------
Linda A. Hill

* By /s/ Frederick P. Baughman
     -------------------------
     Frederick P. Baughman
     Attorney-in-Fact

                                 EXHIBIT INDEX

Number             Title of Exhibit
------             ----------------
4.1                Restated Articles of Organization, as amended (as filed with the Securities and
                   Exchange Commission as Exhibit 3.1 to Registrant's Annual Report on Form 10-K for
                   the year ended December 31, 1997 and incorporated by reference)

4.2                By-laws, as amended (as filed with the Securities and Exchange Commission as
                   Exhibit 3.2 to Registrant's Annual Report on Form 10-K for the year ended December
                   31, 1991 and incorporated by reference)

4.3                The description of Registrant common stock is included in Registrant's Registration
                   Statement on Form 10, (as filed with the Securities and Exchange Commission on
                   September 3, 1970 and amended as filed with the Securities and Exchange Commission on May 12, 1971 and incorporated by reference)

4.4                Amended and Restated Rights Agreement dated as of June 18, 1998 between Registrant and BankBoston, N.A., Rights Agent (as filed with the Securities and Exchange
                   Commission as Exhibit 99.1 to Registrant's Current Report on Form 8-K dated June
                   18, 1998 and incorporated by reference)

5.1 Opinion of Ropes & Gray to State Street Corporation as to the legality of the common stock *

15.1               Letter of Ernst & Young LLP dated February 5, 2001.

23.1               Consent of Ernst & Young LLP

23.2               Consent of Ropes & Gray (included in the opinion filed as Exhibit 5.1)

24.1               Power of Attorney (included as part of signature page filed herewith)

___________________
*Previously filed.